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                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                     TO THE

                            ARTICLES OF INCORPORATION
                                       OF

                        GREENVILLE FIRST BANCSHARES, INC.
                              FILED MARCH 29, 1999


                                   ARTICLE ONE
                                      NAME

         The name of the corporation is Greenville First Bancshares, Inc. (the "Corporation").

                                   ARTICLE TWO
                          ADDRESS AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation shall be 301 North Main Street, Greenville, South Carolina 29601. The name of the Corporation's initial registered agent at such address shall be R. Arthur Seaver, Jr.

                                  ARTICLE THREE
                                 CAPITALIZATION

         The Corporation shall have the authority, exercisable by its board of directors, to issue up to 10,000,000 shares of voting common stock, par value $.01 per share, and to issue up to 10,000,000 shares of preferred stock, par value $.01 per share. The board of directors shall have the authority to specify the preferences, limitations and relative rights of each class of preferred stock.

                                  ARTICLE FOUR
                                PREEMPTIVE RIGHTS

         The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.

                                  ARTICLE FIVE
                           NO CUMULATIVE VOTING RIGHTS

         The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).




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                                   ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

                  (i) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

                  (iii) liability imposed under Section 33-8-330 (or any successor provision or redesignation thereof) of the Act; and

                  (iv) any transaction from which the director derived an improper personal benefit.

         If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                  ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

         The provisions of Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina shall not apply to control share acquisitions of shares of the Corporation.

                                  ARTICLE EIGHT
                          CLASSIFIED BOARD OF DIRECTORS

         At any time that the Board has six or more members the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation,




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retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his successor shall have been elected and qualified.


                                  ARTICLE NINE
                      CONSIDERATION OF OTHER CONSTITUENCIES

         In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the board of directors and shall not be deemed to provide to any other constituency any right to be considered.

                                   ARTICLE TEN
                    NAME AND ADDRESS OF THE SOLE INCORPORATOR

         The sole incorporator is R. Arthur Seaver, Jr., whose address is 301 North Main Street, Greenville, South Carolina 29601

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the date indicated below.


Date:    July 14, 1999                  /s/ R. Arthur Seaver, Jr.
      ---------------------            -----------------------------------------
                                       R. Arthur Seaver, Jr.
                                       Chief Executive Officer



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                CERTIFICATE ACCOMPANYING THE AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        GREENVILLE FIRST BANCSHARES, INC.


Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

         A. [ ] The attached restated articles of incorporation do not contain any amendments to the corporation's articles of incorporation and have been duly approved by the corporation's board of directors as authorized by ss.33-10-107(a).

         B. [x] The attached restated articles of incorporation contain one or more amendments to the corporation's articles of incorporation. Pursuant to
Section 33-10-107(d)(2), the following information concerning the amendment(s) is hereby submitted:

1. On July 14, 1999, the corporation adopted the following amendments(s) to its articles of incorporation: (Type or Attach the Complete Text of Each Amendment):

         At any time that the Board has six or more members, unless provided otherwise by the Articles of Incorporation, the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his successor shall have been elected and qualified.

         The Restated Articles of Incorporation, the form of which are attached in this Consent, are hereby adopted as the Articles of Incorporation of the Corporation, with all amendments to the original Articles of Incorporation of the Corporation reflected therein.

2. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). Not Applicable

3.       Complete either a or b, whichever is applicable.

         a. [x]   Amendment(s) adopted by shareholder action.



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         At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and vote of such shares was:

                             Number of          Number of          Number of Votes          Number of Undisputed*
                  Voting    Outstanding      Votes Entitled        Represented At              Shares Voted
                  Group       Shares           to be Cast           the meeting               For       Against
                  ------    -----------      --------------        ---------------          ---------   ---------
                  Common         10                10                    10                   10          -0-

         b. [ ] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                  Carolina Code as amended, and shareholder action was not required.


Date:  July  14, 1999               Greenville First Bancshares, Inc.
     ----------------

                                    By:   /s/ R. Arthur Seaver, Jr.
                                       -----------------------------------------
                                       R. Arthur Seaver, Jr.
                                       Chief Executive Officer

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively State the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.



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